EXHIBIT 4

[FACE OF CERTIFICATE]

*See Restrictive Legend on the Reverse Side.*

Incorporated Under the Laws of the State of Nevada

[Certificate Number]	[Number of Shares]

TEKNIK DIGITAL ARTS INC.

The Corporation is authorized to issue 50,000,000 Shares Common Stock — $.001 Par Value per Share

          This Certifies that * * * * * * * * [Specimen] * * * * * * * * is the owner of * * * * * * * * * [Number of Shares] * * * * * * * * * fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation

Dated:

Secretary	President

[REVERSE OF CERTIFICATE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM – as tenants in common	UNIF GIFT MIN ACT ------- Custodian ------- (Minor)
TEN ENT – as tenants by the entireties	under the Uniform Gifts to Minors Act ------- (State)
JT TEN – as joint tenants with right of	UNIF TRF MIN ACT -------- Custodian ------- (Minor)
survivorship and not as tenants in common	under ------- (State) Uniform Transfer to Minors Act

Please insert Social Security or Other
Identifying Number of Assignee

For value received, the undersigned hereby sells, assigns and transfers unto

Please print or typewrite name and address of assignee

                                                                             Shares, represented by the within Certificate, and hereby irrevocably constitutes and appoints                                                                              Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	In presence of